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                                                                     Exhibit 2.2
                                                                     -----------

                                AMENDMENT NO.1
                                --------------
                                      TO
                                      --
                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This Amendment No.1 to the Asset Purchase Agreement dated as of July 21, 1997 (the "Asset Purchase Agreement") by and among American White Cross, Inc., a corporation organized under the laws of the State of Delaware, and Weaver Manufacturing Corporation, a corporation organized under the laws of the State of New Jersey (collectively, the "Sellers"), and NutraMax Products, Inc., a corporation organized under the laws of the State of Delaware (the "Purchaser"), is entered into as of August 15, 1997 by and among the Sellers and the Purchaser. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to those terms in the Asset Purchase Agreement.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, pursuant to the Asset Purchase Agreement, the Purchaser has agreed to purchase and the Sellers have agreed to sell substantially all of the assets of the first aid business to the Purchaser and the Purchaser has agreed to assume certain liabilities of the Sellers; and

     WHEREAS, the parties hereto wish to amend the Asset Purchase Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the representations and agreements herein contained, the parties mutually agree as follows:

     1. Sections 2.1 and 2.2 of the Asset Purchase Agreement are hereby amended by replacing the references therein to $40,000,000 with $38,040,000.

     2. Section 7.1 is amended by replacing the reference therein to $41,800,000 with $39,840,000.

     3. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Asset Purchase Agreement shall remain in full force and effect except as expressly contemplated herein and shall not otherwise be deemed waived, modified or amended hereby.







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          4.   This Amendment No.1 may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5. This Amendment No.1 shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

          IN WITNESS WHEREOF, each of the parties has caused this Amendment No.1 to duly executed all as of the date first written above.

                                                PURCHASER:

                                                NUTRAMAX PRODUCTS, INC.

                                                By: /s/ Donald E. Lepone
                                                   --------------------------
                                                   Name: Donald E. Lepone
                                                   Title: President / CEO

                                                SELLERS:

                                                AMERICAN WHITE CROSS, INC.


                                                By:  /s/ Howard Koenig
                                                   ----------------------------
                                                   Name: Howard Koenig
                                                   Title: President

                                                WEAVER MANUFACTURING CORPORATION

                                                By:  /s/ Howard Koenig
                                                   ----------------------------
                                                   Name: Howard Koenig
                                                   Title: President